[UBS LOGO]                                        Issuer Free Writing Prospectus
                                                  filed pursuant to Rule 433
                                                  Registration No. 333-132747
                                                  Dated July 7, 2006

UBS AG Partial Principal Protected Notes
Linked to a Global Index Basket
OFFERING GROWTH POTENTIAL WITH PARTIAL PRINCIPAL PROTECTION

--------------------------------------------------------------------------------
INDICATIVE TERMS
--------------------------------------------------------------------------------
 Issuer                  UBS AG
--------------------------------------------------------------------------------
 Issue Price             $10 per Note
--------------------------------------------------------------------------------
 Underlying Index        50% Russell 2000 Index          10% MSCI Taiwan
 Basket and              10% Nikkei 225                  10% MSCI Thailand
 weightings              10% AMEX Hong Kong
                         30 Index
                         10% FTSE/Xinhua China
--------------------------------------------------------------------------------
 Term                    5 years 7 months to 6 years 2 months
(set on trade date)
--------------------------------------------------------------------------------
Participation Rate       100%
--------------------------------------------------------------------------------
Payment on               Investors will receive a cash payment at
Maturity Date            maturity that is based on the Basket Return:

                         o If the Basket Return is positive, you will receive 100% of the Basket Return

                         o  If the Basket Return is between 0% and
                            -20%, you will receive 100% of principal

                         o  If the Basket Return is less than -20%, you
                            will lose 1% of your principal for each per-
                            centage point that the Basket Return is
                            below -20%
--------------------------------------------------------------------------------
 Basket Return           Basket Ending Level - Basket Starting Level
                         -------------------------------------------
                                    Basket Starting Level
--------------------------------------------------------------------------------
 Basket Starting Level   100
--------------------------------------------------------------------------------
 Basket Ending Level     The closing level of the Basket on the Final
                         Valuation Date
--------------------------------------------------------------------------------
 Trade Date*             July 18, 2006
--------------------------------------------------------------------------------
 Settlement Date*        July 24, 2006
--------------------------------------------------------------------------------
 Final Valuation Date    A date between February __, 2012 and
                         September __, 2012, to be determined on or
                         about July 18, 2006 (the "trade date")
--------------------------------------------------------------------------------
 Maturity Date           A date between February __, 2012 and
                         September __, 2012, to be determined on or
                         about July 18, 2006 (the "trade date")
--------------------------------------------------------------------------------
* EXPECTED
--------------------------------------------------------------------------------

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PRODUCT DESCRIPTION
--------------------------------------------------------------------------------

The Partial Principal Protected Notes provide exposure to potential price appreciation in a basket of a U.S. small cap equity and five Asian equity indices as well as partial principal protection at maturity. Partial principal protected investments issued at UBS can help reduce portfolio risk while maintaining exposure to equities. The partial principal protection feature only applies at maturity.

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BENEFITS
--------------------------------------------------------------------------------

o Growth Potential: Investors receive 100% participation in the performance of a global index basket

o Partial Protection of Capital: At maturity, you will receive a cash payment equal to at least 20% of your principal

o Diversification: Investors can diversify in a partial principal protected investment linked to a basket of global indices

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SCENARIO ANALYSIS AT MATURITY
--------------------------------------------------------------------------------

ASSUMPTIONS: 100% X POSITIVE BASKET RETURN; PROTECTS AGAINST A DECLINE OF UP TO -20% IN THE BASKET

[GRAPHIC OMITTED]

           BASKET                                              NOTE
           RETURN                                             RETURN
          -------- ----------------------------------------- --------
             50%                                                50%
             40%                                                40%
             30%              100x BASKET RETURN ------->       30%
             20%                                                20%
             10%                                                10%
          -------- ----------------------------------------- --------
          -------- ----------------------------------------- --------
              0%                                                 0%
                        PROTECTS AGAINST A DECLINE OF
            -10%                                     --->        0%
                            UP TO 20% IN THE BASKET
            -20%                                                 0%
          -------- ----------------------------------------- --------
          -------- ----------------------------------------- --------
            -30%                                               -10%
            -40%            1:1 EXPOSURE BELOW -20% ---->      -20%
            -50%                                               -30%
          -------- ----------------------------------------- --------


This offering summary represents a summary of the terms and conditions of the Notes. We encourage you to read the preliminary prospectus supplement and accompanying prospectus related to this offering dated July 7, 2006

                                                  Issuer Free Writing Prospectus
                                                  filed pursuant to Rule 433
                                                  Registration No. 333-132747
                                                  Dated July 7, 2006

--------------------------------------------------------------------------------
INDEX DESCRIPTIONS
--------------------------------------------------------------------------------

THE RUSSELL 2000 INDEX (RTY) is designed to track the performance of the small capitalization segment of the United States equity market.

THE NIKKEI-225 INDEX (NKY) is based on 225 underlying stocks listed in the Tokyo Stock Exchange

THE AMEX HONG KONG 30 INDEX (HKX) is an Index that measures the performance of 30 stocks actively traded on the Stock Exchange of Hong Kong Ltd.

THE FTSE/XINHUA CHINA 25 INDEX (XIN0I) consists of 25 of the largest and most liquid Chinese stocks listed on the Hong Kong Stock Exchange

THE MSCI TAIWAN INDEX (TWY) is designed to measure equity market performance in Taiwan

THE MSCI THAILAND INDEX (MXTH) is designed to measure equity market performance in Thailand

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HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------

The graph below illustrates the performance of the Basket Index components from 12/31/87 to 7/5/06 - BLOOMBERG L.P.

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

        RTY Index   NKY Index     HKX        XIN0I Index  TWY Index   MXTH Index
        ---------   ---------   ---------    -----------  ---------   ----------
1988    100         100                      100          100
        108.671     106.86                                121.995     117.953
        113.502     111.167                               116.481     121.752
        115.786     116.136                               142.505     133.296
        112.879     116.063                               154.477     135.455
        120.808     117.556                               166.523     145.846
        119.674     118.158                               213.87      149.228
        116.369     115.848                               263.016     142.506
        119.043     118.209                               294.694     144.944
        117.574     118.458                               220.37      137.138
        113.39      125.216                               233.684     127.103
        117.662     127.672                               177.773     123.764
        122.844     133.693                               206.815     137.762
        123.411     135.404                               235.856     136.435
        126.078     139.016                               244.694     135.317
        131.492     142.718                               261.043     153.573
        136.961     145.061                               321.265     168.526
        133.687     139.481                               309.086     180.763
        139.333     147.97                                299.925     181.891
        142.279     145.757                               310.28      200.46
        142.295     150.861                               325.021     201.553
        133.719     150.491                               320.569     207.216
        134.286     157.769                               286.727     235.872
        134.39      164.742                               302.313     259.306
1990    122.373     157.431                               395.73      252.394
        125.934     146.438                               371.953     237.077
        130.661     126.916                               328.237     247.051
        126.23      125.241                               289.952     247.494
        134.869     140.252                               235.185     284.649
        135.037     135.212                               172.136     299.341
        128.96      131.383                               180.086     317.398
        111.394     109.974                               119.922     249.089
        101.198     88.8291                               90.9053     184.935
        94.8818     106.654                               109.841     183.07
        101.812     95.0568                               137.374     158.005
        105.557     100.958                               139.844     179.193
        115.115     98.6065                               124.457     196.487
        127.755     111.798                               157.121     229.558
        136.546     111.302                               165.006     253.643
        136.226     110.536                               192.663     251.596
        142.399     109.175                               182.441     227.303
        133.831     98.5973                               190.4       215.733
        137.951     102.11                                164.732     208.873
        143.005     94.5541                               146.211     204.536
        143.852     101.245                               158.282     192.966
        147.692     106.773                               145.026     185.481
        140.826     96.042                                144.014     195.941
        151.661     97.2968                               148.508     211.466
1992    163.814     93.2298                               172.301     230.52
        168.596     90.3333                               160.297     232.437
        162.64      81.8969                               153.847     246.904
        156.699     73.6198                               144.561     228.552
        158.512     77.6712                               143.583     212.134
        150.623     67.5282                               142.489     228.005
        155.493     67.3527                               130.99      224.744
        150.743     76.4579                               123.777     227.736
        154.04      73.6553                               116.407     256.826
        158.815     70.9812                               119.068     286.973
        170.72      74.8599                               121.099     273.183
        176.469     71.6481       100                     110.421     278.421
        182.13      72.0665       103.979                 107.826     311.5
        177.587     71.7683       115.271                 143.724     306.418
        183.017     78.7029       115.521                 157.801     281.075
        177.803     88.5568       123.496                 148.582     287.71
        185.396     87.0039       133.415                 138.277     278.69
        186.322     82.93         127.944                 129.929     291.7
        188.805     86.2749       125.776                 129.846     300.928
        196.575     89.0116       135.179                 127.085     307.988
        201.972     85.1132       138.059                 125.104     315.161
        206.947     83.4083       168.988                 133.361     409.896
        199.944     69.4536       165.84                  145.755     427.572
        206.476     73.7321       216.449                 211.026     554.397
1994    212.807     85.6356       208.395                 209.766     498.239
        212.017     84.6538       187.826                 184.215     449.332
        200.463     80.9062       163.553                 178.934     409.115
        201.653     83.5026       162.342                 196.253     422.047
        199.042     88.7872       173.194                 202.147     460.416
        191.864     87.3916       158.085                 204.294     442.567
        194.874     86.5681       171.618                 231.985     489.748
        205.462     87.3264       180.4                   238.493     540.798
        204.503     82.8192       173.342                 245.681     516.817
        203.625     84.6217       175.312                 225.535     538.578
        195.026     80.7525       153.402                 221.066     481.318
        199.904     83.4933       149.135                 249.403     484.128
        197.102     78.95         133.549                 218.819     425.846
        204.863     72.192        152.26                  226.074     452.099
        208.216     68.325        157.272                 224.772     423.825
        212.528     71.1478       152.358                 200.522     424.926
        215.786     65.3483       171.98                  196.327     495.993
        226.469     61.4563       168.251                 187.937     491.769
        239.316     70.6007       172.511                 182.267     484.449
        243.78      76.6954       167.138                 171.05      463.166
        247.828     75.8311       175.951                 176.803     460.728
        236.546     74.7371       178.098                 169.275     454.501
        246.391     79.3505       178.557                 167.46      427.112
        252.292     84.1075       183.305                 180.6       458.257
1996    251.82      88.1062       207.621                 168.753     503.244
        259.446     85.1964       203.379                 172.078     471.873
        264.109     90.6213       200.907                 179.987     462.177
        278.09      93.3071       200.777                 224.142     471.023
        288.925     92.9468       206.338                 220.37      479.974
        276.757     95.3791       201.698                 248.193     454.128
        252.316     87.5986       194.905                 228.163     386.609
        266.592     85.3722       203.755                 237.233     392.203
        276.581     91.2544       217.797                 242.986     392.906
        271.934     86.642        228.089                 235.823     318.083
        282.745     88.9852       245.911                 248.64      326.14
        289.532     81.9621       246.854                 252.794     289.419
        294.994     77.5962       242.601                 262.933     275.525
        287.488     78.5571       243.389                 279.837     251.882
        273.523     76.2135       227.391                 277.226     248.656
        273.874     81.0721       233.256                 296.153     237.138
        304.024     84.957        266.194                 286.047     199.315
        316.488     87.2267       274.809                 323.504     189.055
        330.949     86.0687       295.31                  361.416     255.074
        338.095     77.1703       255.245                 346.908     180.564
        362.36      75.7238       273.295                 304.709     214.319
        345.944     69.6754       191.808                 257.536     159.731
        343.277     70.426        191.179                 271.298     140.746
        348.946     64.5946       194.269                 279.614     139.532
1998    343.381     70.393        166.26                  275.211     205.195
        368.756     71.2533       203.704                 314.376     201.284
        383.807     69.9642       203.7                   304.925     162.897
        385.572     66.2139       183.337                 277.093     144.727
        364.596     66.3389       158.349                 258.091     109.696
        365.211     67.014        150.526                 244.255     83.1049
        335.156     69.3368       138.959                 239.977     84.1197
        269.842     59.7227       127.969                 201.981     64.1284
        290.315     56.7531       141.719                 215.876     82.5065
        301.948     57.4224       182.824                 230.07      106.297
        317.59      63.0069       185.788                 244.387     121.284
        336.921     58.5978       179.279                 216.614     117.129
        341.121     61.3795       168.699                 210.852     121.951
        313.207     60.8219       173.331                 226.206     111.457
        317.494     67.0408       191.978                 248.624     118.864
        345.585     70.7023       234.738                 266.689     168.161
        350.272     68.2052       212.619                 255.646     160.989
        365.442     74.2084       238.716                 307.967     187.97
        355.134     75.6143       232.674                 269.01      165.525
        341.608     73.8139       238.164                 298.74      165.325
        341.185     74.5289       225.18                  278.544     141.709
        342.255     75.9539       234.478                 287.68      152.229
        362.568     78.5623       272.728                 289.927     160.798
        403.026     80.1544       301.507                 319.367     177.754
2000    396.223     82.7171       275.442                 363.837     172.229
        461.282     84.4943       304.156                 348.682     135.143
        430.445     86.0937       308.29                  358.688     147.658
        404.224     76.0878       273.407                 320.013     139.289
        380.214     69.1399       259.636                 328.279     113.287
        412.991     73.7059       284.797                 303.432     117.962
        399.745     66.5789       297.539                 297.629     96.5655
        429.487     71.3785       304.293                 279.39      108.734
        416.297     66.6626       276.88                  236.279     90.1474
        397.381     61.5503       263.622                 212.237     90.902
        356.068     62.0113       246.703                 200.63      94.2671
        386.083     58.3587       269.324                 184.049     88.8638
        405.893     58.6037       285.82                  232.963     113.929
        378.769     54.5397       263.257                 215.553     111.076
        359.733     55.0314       226.82     100          215.553     95.9584
        387.512     58.9879       235.034    112.155      200.63      98.7251
        396.439     56.1424       231.489    122.254      192.34      99.0633
        409.454     54.9017       229.137    121.306      189.023     101.076
        387.081     50.21         215.293    108.127      169.126     91.5178
        374.13      45.3533       196.217    92.4078      174.101     105.568
        323.275     41.379        176.515    86.2171      136.793     87.1726
        341.88      43.8837       180.251    92.0076      150.887     84.059
        367.918     45.2853       201.724    95.0202      171.613     94.4666
        390.051     44.6299       204.369    94.2456      212.237     93.235
2002    385.739     42.3235       191.555    93.4202      221.671     110.425
        374.768     44.8213       186.655    95.5576      211.955     118.344
        404.392     46.6717       195.375    98.8656      230.285     117.016
        407.753     48.6512       203.614    100.923      223.338     114.909
        389.229     49.7991       200.629    103.084      210.902     126.878
        369.411     44.9653       188.747    101.169      188.443     117.606
        313.334     41.8161       183.616    96.8404      177.873     112.42
        312.169     40.7212       179.337    94.3676      171.232     108.682
        289.261     39.7221       162.079    88.7656      148.284     101.266
        298.227     36.5776       169.548    87.8446      163.679     110.278
        324.465     39.0121       180.024    90.3859      167.493     114.918
        305.885     36.3171       166.491    88.513       157.13      112.949
        297.165     35.3053       164.865    94.3455      175.866     120.156
        287.863     35.4031       162.668    93.3712      154.9       116.574
        291.073     33.7508       153.471    90.9813      152.612     119.775
        318.333     33.1526       155.491    90.2809      148.848     121.561
        352.124     35.6633       169.559    99.6529      163.613     132.931
        358.009     38.4514       170.498    105.994      174.83      148.031
        380.086     40.4838       180.107    116.302      193.741     151.683
        397.173     43.7872       194.24     125.559      208.531     163.695
        389.396     43.2602       200.672    124.854      207.296     173.148
        421.766     44.7018       218.101    147.151      222.931     183.46
        436.37      42.7586       219.586    149.318      210.968     187.164
        444.674     45.1973       225.816    170.681      214.815     243.252
2004    463.718     45.6501       238.355    169.359      229.498     220.477
        467.55      46.7436       249.362    180.328      238.592     224.276
        471.343     49.5946       227.72     168.279      229.663     208.838
        446.982     49.791        215.459    144.13       216.001     209.254
        453.753     47.5667       217.483    152.756      210.736     209.896
        472.309     50.202        220.565    152.012      205.812     212.767
        440.187     47.9453       219.221    152.578      189.62      209.896
        437.504     46.9124       231.93     153.385      202.355     208.361
        457.474     45.8192       235.746    162.304      202.114     214.579
        466.137     45.5985       235.045    158.427      198.218     211.084
        506.044     46.1396       253.941    172.405      203.424     222.949
        520.257     48.6352       256.962    170.059      213.621     228.864
        498.259     48.2069       246.93     167.205      207.984     236.852
        506.276     49.7013       254.992    179.76       215.105     253.972
        491.113     49.398        242.663    169.243      205.19      230.702
        462.616     46.6038       250.143    168.655      200.929     223.391
        492.422     47.737        249.348    166.18       209.667     227.017
        510.747     49.0384       255.451    174.197      216.225     230.26
        542.758     50.3744       267.886    186.926      218.314     235.724
        532.186     52.5503       268.688    186.011      208.523     243.946
        533.216     57.4639       277.932    192.822      212.577     251.804
        516.297     57.6002       259.448    172.046      200.05      232.689
        540.794     62.958        269.736    183.038      217.742     233.105
        537.544     68.2043       269.06     188.696      228.66      253.235
2006    585.436     70.4834       284.053    215.071      229.489     271.63
        583.392     68.6022       286.872    223.77       231.57      264.154
        610.939     72.2184       285.878    226.954      231.877     254.519
        610.46      71.5689       300.553    238.358      250.812     265.906
        575.703     65.4776       286.883    224.237      234.945     245.551
        578.625     65.6378       293.586    231.98       231.711     235.291
        574.776     65.7172       293.297    231.266      229.39      236.947

HISTORICAL PERFORMANCE OF ANY INDEX IS NOT INDICATIVE OF FUTURE RESULTS.


--------------------------------------------------------------------------------
INVESTOR SUITABILITY AND KEY RISKS
--------------------------------------------------------------------------------

THE NOTES MAY BE SUITABLE FOR YOU IF:

o You seek an investment with a return linked to the performance of the Index Basket

o You seek an investment that offers partial principal protection when the Notes are held to maturity

o  You are willing to hold the Notes to maturity

o  You do not seek current income from this investment

o You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be determined on trade date)

THE NOTES MAY NOT BE SUITABLE FOR YOU IF:

o You do not seek an investment with exposure to any of U.S. or Asian Equity Markets

o  You are unable or unwilling to hold the Notes to maturity

o  You seek an investment that is 100% principal protected

o You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings

o  You seek current income from your investments

o  You seek an investment for which there will be an active secondary market

KEY RISKS:

o At maturity, the Notes are exposed to any decline in the level of the Basket in excess of 20%--Accordingly, if the Basket has declined by more than 20% over the term of the Notes, you will lose up to 80% of your principal at maturity

o Partial principal protection only if you hold the Notes to maturity--You should be willing to hold the Notes to maturity

o Market risk--the return on the Notes is linked to the performance of the indices and may be positive or negative

o No interest payments--You will not receive any periodic interest payments on the Notes

o No direct exposure to fluctuations in foreign exchange rates--the value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies of the underlying index basket

o There may be little or no secondary market for the Notes--the Notes will not be listed or displayed on any securities exchange

INVESTORS ARE URGED TO REVIEW "RISK FACTORS" IN THE PRELIMINARY PROSPECTUS SUPPLEMENT RELATING TO THIS OFFERING FOR A MORE DETAILED DESCRIPTION OF THE RISKS RELATED TO AN INVESTMENT IN THE NOTES.

THE RETURNS ON UBS STRUCTURED NOTES ARE LINKED TO THE PERFORMANCE OF THE RELEVANT UNDERLYING ASSET OR INDEX. INVESTING IN A STRUCTURED NOTE IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE UNDERLYING ASSET OR INDEX. BEFORE INVESTING, INVESTORS SHOULD CAREFULLY READ THE DETAILED EXPLANATION OF RISKS, TOGETHER WITH OTHER INFORMATION IN THE RELEVANT OFFERING MATERIALS DISCUSSED BELOW, INCLUDING BUT NOT LIMITED TO INFORMATION CONCERNING THE TAX TREATMENT OF THE INVESTMENT. UBS AG HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS UBS AG HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT UBS AG AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

ALTERNATIVELY, YOU CAN REQUEST THE PROSPECTUS BY CALLING TOLL-FREE AT 1-800-657-9836